Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74703) pertaining to the ABN AMRO Group Profit Sharing and Savings Plan of our report dated June 18, 2003, with respect to the financial statements and supplemental schedule of the ABN AMRO Group Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                             /s/  ERNST & YOUNG LLP

Chicago, Illinois
June 18, 2003